UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 4, 2013

USA REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

California	0-16508	68-0420085

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

650 Howe Avenue, Suite 730
Sacramento, California	95825

(Address of principal executive offices)	(Zip Code)

(916) 761-4992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Matters

A meeting of the shareholders of record of the Trust took place on December 4, 2013. At the meeting the Trustees proposed that the shareholders adopt the following resolution:

Resolved, that this Trust be immediately terminated and that, (a) after the establishment by the Trustees of an appropriate reserve for costs and expenses, the remaining funds of the Trust shall be distributed forthwith to the shareholders of the Trust of a pro rata basis according to the number of shares owned by each shareholder, and (b) when all the business of the Trust is wound up and concluded and the Trust has been dissolved, if any additional funds of the Trust remain, a second and final distribution thereof shall be made to the shareholders of the Trust on the same basis.

All of the shares that were present and participated in the meeting voted to adopt the resolution. Accordingly, under section 10.2.1 of the Declaration of Trust, the Trust will be liquidated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 10, 2013	USA REAL ESTATE INVESTMENT TRUST
	By:	/s/ Gregory E. Crissman
Gregory E. Crissman, Financial Officer
(Duly Authorized Officer)